Exhibit 99.2
REVOCABLE PROXYREVOCABLE PROXY
[Missing Graphic Reference]

    Capitol Development Bancorp Limited IV
 Capitol Bancorp Center
 200 Washington Square North, Fourth Floor
 Lansing, Michigan 48933
 (517) 487-6555

APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Shareholders to be held __________, 2009, and the proxy statement/prospectus, dated ______, 2009, and hereby appoints [Insert Name] and [Insert Name], and each of them, each with the power to appoint his or her substitute and hereby authorizes them, as attorneys-in-fact and proxies of the undersigned, to represent and to vote as designated below, all of the shares of common Stock (or other capital stock) of Capitol Development Bancorp Limited IV held of record by the undersigned shareholder(s) on _______, 2009, at the Special Meeting of Shareholders to be held on ______________, 2009, or any adjournment or postponement thereof with all of the powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

1.           APPROVAL OF AGREEMENT AND PLAN OF MERGER:   Proposal to approve  the Agreement and Plan of Merger dated as of June 25, 2009, by and among Capitol Bancorp Ltd., Capitol Development Bancorp Limited III, Capitol Development Bancorp Limited IV, Capitol Development Bancorp Limited V and Capitol Development Bancorp Limited VI, and the transactions contemplated by that Agreement and Plan of Merger.

 FOR	 AGAINST	 ABSTAIN

2.           AUTHORITY TO VOTE ON ADJOURNMENT OF SPECIAL MEETING.   In the event there are insufficient votes present at the Special Meeting, in person or by proxy, to approve the Agreement and Plan of Merger, the Board of Directors may propose one or more adjournments of the Special Meeting to allow time for further solicitation of proxies. If you do not make a selection below, the proxy will be voted to grant authority to adjourn. The undersigned hereby:

 FOR	 AGAINST	 ABSTAIN

3.    OTHER BUSINESS:   Except as may be otherwise provided below, on such other matters as may properly come before the Special Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND TO GRANT AUTHORITY TO ADJOURN. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF CAPITOL DEVELOPMENT BANCORP LIMITED IV A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.  IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.

Dated:	2009

Signature

Signature if held jointly

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.